UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

KOPPERS HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-32737	20-1878963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 227-2001

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2024 (the “Closing Date”), Koppers Inc. (“Koppers” or the “Company”), a wholly-owned subsidiary of Koppers Holdings Inc. (“Holdings”), entered into Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement, dated June 17, 2022, with Holdings, certain lenders and letter of credit issuers, PNC Bank, National Association, as revolving administrative agent, collateral agent and swingline loan lender, and Wells Fargo Bank, National Association, as term administrative agent (as amended by that certain Amendment No. 1, dated April 10, 2023 and that certain Amendment No. 2, dated October 11, 2023, the “Credit Agreement”).

Among other things, as more fully set forth therein, Amendment No. 3: (i) provides for the incurrence of incremental term loans in an aggregate principal amount of $100,000,000 to be used for general corporate purposes, thereby increasing the aggregate principal amount of the term loan facility to $497,005,000 (the “Term Loan B Facility”); (ii) effectively reduces the interest rate margins applicable to the Term Loan B Facility by 50 basis points from 3.50 percent with a floor of 50 basis points (0.50 percent) to 3.00 percent with a floor of 50 basis points (0.50 percent), in the case of adjusted Term SOFR Rate or adjusted Daily Simple SOFR loans, and from 2.50 percent with a floor of 1.50 percent to 2.00 percent with a floor of 1.50 percent, in the case of alternate base rate loans; and (iii) removes the credit spread adjustment of 10 basis points (0.10 percent) for the Term Loan B Facility. Prepayments of the Term Loan B Facility within the first six months after the Closing Date will be subject to a prepayment premium in an amount equal to 1.00 percent of the principal amount of the Term Loan B Facility being prepaid.

All other material terms, conditions and covenants under the Credit Agreement remain unchanged.

The foregoing description of Amendment No. 3 does not purport to be a complete statement of the parties’ rights and obligations under Amendment No. 3. The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. On April 15, 2024, the Company issued a press release regarding Amendment No. 3, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of Amendment No. 3 set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 3, dated as of April 12, 2024, to the Credit Agreement, dated as of June 17, 2022, by and among Koppers Inc., as Borrower, Koppers Holdings Inc., as Holdings, the Lenders and L/C issuers party thereto, PNC Bank, National Association, as Revolving Administrative Agent, Collateral Agent and Swingline Loan Lender, and Wells Fargo Bank, National Association, as Term Administrative Agent.

99.1	Press Release dated April 15, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPPERS HOLDINGS INC.

Date: April 15, 2024	By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith Chief Financial Officer